                                                                     EXHIBIT 4.4




                              EOG RESOURCES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS


                                                                    Page

ARTICLE 1   PURPOSE, COMMITMENT AND INTENT

   1.1   Purpose ................................................     1
   1.2   Share Commitment .......................................     1
   1.3   Intent .................................................     1
   1.4   Shareholder Approval ...................................     1

ARTICLE 2   DEFINITIONS

   2.1   "Affiliate" ............................................     2
   2.2   "Beneficiary" ..........................................     2
   2.3   "Board of Directors" ...................................     2
   2.4   "Code" .................................................     2
   2.5   "Committee" ............................................     2
   2.6   "Company" ..............................................     2
   2.7   "Compensation" .........................................     2
   2.8   "Employee" .............................................     2
   2.9   "Employer" .............................................     2
   2.10  "Exercise Date" ........................................     2
   2.11  "Fair Market Value" or "FMV" ...........................     2
   2.12  "Grant Date" ...........................................     2
   2.13  "Offering Period" ......................................     2
   2.14  "Option" ...............................................     2
   2.15  "Option Price"..........................................     2
   2.16  "Participant" ..........................................     2
   2.17  "Plan" .................................................     3
   2.18  "Shares" ...............................................     3
   2.19  "Stock" ................................................     3

ARTICLE 3   ELIGIBILITY

   3.1   General Requirements ..................................      3
   3.2   Limitations Upon Participation ........................      3

ARTICLE 4   PARTICIPATION

   4.1   Grant and Exercise of Option ..........................      3
   4.2   Payroll Deduction .....................................      3
   4.3   Payroll Deductions Continuing .........................      4
   4.4   Right to Stop Payroll Deductions ......................      4
   4.5   Accounting for Funds ..................................      4


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                               TABLE OF CONTENTS

                                                                            Page

   4.6   Employer's Use of Funds...........................................   4

ARTICLE 5   IN SERVICE WITHDRAWAL, TERMINATION OF
            EMPLOYMENT, DEATH

   5.1   In Service Withdrawal.............................................   4
   5.2   Termination of Employment.........................................   4
   5.3   Death.............................................................   4

ARTICLE 6   EXERCISE OF OPTIONS

   6.1   Purchase of Stock.................................................   5
   6.2   Accounting for Stock..............................................   5
   6.3   Issuance of Shares................................................   5
   6.4   Restriction on Shares.............................................   5

ARTICLE 7   ADMINISTRATION

   7.1   Powers of Committee...............................................   6
   7.2   Standard of Judicial Review of Committee Actions..................   6

ARTICLE 8   ADOPTION OF PLAN BY OTHER EMPLOYERS

   8.1   Adoption Procedure................................................   6
   8.2   No Joint Venture Implied..........................................   7

ARTICLE 9   TERMINATION AND AMENDMENT OF THE PLAN

   9.1   Termination.......................................................   7
   9.2   Amendment.........................................................   7

ARTICLE 10   MISCELLANEOUS

  10.1   Designation of Beneficiary........................................   7
  10.2   Plan Not An Employment Contract...................................   8
  10.3   All Participants' Rights Are Equal................................   8
  10.4   Options Granted Are Not Transferable..............................   8
  10.5   Voting of Stock...................................................   8
  10.6   No Shareholder Rights.............................................   8


                                       ii
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                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
  10.7    Governmental Regulations............................................8
  10.8    Notices.............................................................8
  10.9    Indemnification of Committee........................................8
  10.10   Tax Withholding.....................................................8
  10.11   Gender and Number...................................................9
  10.12   Severability........................................................9
  10.13   Governing Law; Parties to Legal Actions.............................9



                                      iii


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                                                                     EXHIBIT 4.4


                              EOG RESOURCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE 1

                         PURPOSE, COMMITMENT AND INTENT

     1.1 Purpose. The purpose of this Plan is to provide Employees of the Company and its Affiliates which adopt the Plan with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. Any Affiliate may adopt it with the approval of the Committee by fulfilling the requirements of Section 8.1. This Plan is sponsored by the Company. The Plan will terminate on the tenth anniversary of the date of commencement of the initial offering period under the Plan.

     1.2 Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 500,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are canceled, or are otherwise not exercised by the Exercise Date, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee.

     1.3 Intent. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed in a manner consistent with the requirements of section 423 of the Code.

     1.4 Shareholder Approval. To be effective for an Employer, this Plan must be approved by the shareholders of that Employer within 12 months before or after the Plan is approved by the board of directors of that Employer. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options.

                                   ARTICLE 2

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.


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     2.1  "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Beneficiary" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

     2.3  "Board of Directors" means the board of directors of the Company.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" means the Compensation Committee of the Board of Directors of the Company.

     2.6  "Company" means EOG Resources, Inc.

     2.7 "Compensation" means the Employee's regular rate of wages from the Employer.

     2.8 "Employee" means any person who is a common law employee of the Employer excluding only those whose customary employment with the Employer is 20 hours or less per week.

     2.9 "Employer" means the Company and each Affiliate which has adopted the Plan as provided in Section 8.1 of the Plan.

     2.10 "Exercise Date" means the last business day of the Offering Period, which is the day that all Options that Participants have elected to exercise are to be exercised.

     2.11 "Fair Market Value" or "FMV" of the Stock as of any date means the closing price of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

     2.12 "Grant Date" means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

     2.13 "Offering Period" means the six-month periods commencing on July 1 and January 1 of each year. The initial offering period shall begin July 1, 2001 unless the Committee determines that the initial Offering Period shall commence on January 1, 2002.

     2.14 "Option" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

     2.15 "Option Price" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

     2.16 "Participant" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.


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     2.17  "Plan" means the EOG Resources, Inc. Employee Stock Purchase Plan, as
set out in this document and as it may be amended from time to time.

     2.18  "Shares" means shares of Stock.

     2.19  "Stock" means the Company's common stock.

                                   ARTICLE 3

                                  ELIGIBILITY

     3.1 General Requirements. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

     3.2 Limitations Upon Participation. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

          (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

          (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

          (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.

                                   ARTICLE 4

                                 PARTICIPATION

     4.1 Grant and Exercise of Option. Effective as of the Grant Date the Committee shall grant an Option to each Participant that shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. Except as may be determined otherwise by the Committee and announced to Employees prior to an Offering Period, the number of Shares included in an Option deemed to have been granted to an Employee on the Grant Date shall be determined by dividing $12,500 by the FMV of a share of Stock on such date.

     4.2 Payroll Deduction. For an Employee to become eligible to receive an Option granted for a given Offering Period, the Employee must complete a payroll deduction form and file it with the Employer no earlier than 30 nor later than 15 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation an amount no less than one percent, nor more than ten percent, of his Compensation (only in whole percentages) taken pro rata from the Compensation paid to him by the Employer. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the


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

Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time. A Participant may not make additional contributions to his Plan account.

     4.3 Payroll Deductions Continuing. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 30 nor later than 15 days prior to the commencement of the Offering Period for which it is to be effective.

     4.4 Right to Stop Payroll Deductions. A Participant may discontinue payroll deductions and his participation in the Plan as provided in Section 5.1, but no other change may be made during an Offering Period and, specifically, a Participant may not alter the rate of his payroll deductions for that Offering Period.

     4.5 Accounting for Funds. As of each payroll deduction period, the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose, the funds withheld from and attributable to the Employee's compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

     4.6 Employer's Use of Funds. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purposes, and the Employer shall not be obligated to segregate such payroll deductions.

                                   ARTICLE 5

                             IN SERVICE WITHDRAWAL
                           TERMINATION OF EMPLOYMENT
                                     DEATH

     5.1 In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be determined by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any future Offering Period, the Participant must file a new payroll deduction election form with the Committee within the time frame required for participation for that Offering Period.

     5.2 Termination of Employment. If a Participant's employment is terminated for any reason other than death prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

     5.3 Death. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, the Stock shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock shall be held in the Participant's account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is


                                       4
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delivered to the proper party together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

                                   ARTICLE 6

                              EXERCISE OF OPTIONS

     6.1 Purchase of Stock. Subject to the limitations in Sections 3.2 and 4.1 of the Plan, on the Exercise Date of each Offering Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

     6.2 Accounting for Stock. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

     6.3 Issuance of Shares. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine to hold such shares of Stock until the Participant requests such shares of Stock. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

     6.4 Restriction on Shares. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's account at the brokerage or other financial services firm designated by the Committee until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which such holding period has been satisfied, the Participant may direct that those Shares be moved to another account of Participant's choosing or request that a stock certificate be issued and delivered to him.

     Notwithstanding anything to the contrary contained in this Plan, a Participant shall not transfer or otherwise dispose of Stock in violation of the Company's Insider Trading Policy.


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

                                   ARTICLE 7

                                 ADMINISTRATION

     7.1 Powers of Committee. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

          (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

          (b) to construe all provisions of the Plan;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

          (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

          (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

          (f) to resolve all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

          (g) to delegate any clerical or record-keeping duties of the Committee as the Committee believes is advisable to properly administer the Plan.

     7.2 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company and its Affiliates, including without limitation all Participants and their Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                   ARTICLE 8

                      ADOPTION OF PLAN BY OTHER EMPLOYERS

     8.1 Adoption Procedure. With the approval of the Committee, any Affiliate may adopt this Plan by:

          (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

          (b) providing all information required by the Committee.


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

     8.2 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

                                   ARTICLE 9

                     TERMINATION AND AMENDMENT OF THE PLAN

     9.1 Termination. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     9.2 Amendment. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have shareholder approval as set forth in Section 1.4.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1  Designation of Beneficiary.

          (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

          (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


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

     10.2 Plan Not An Employment Contract. The adoption and maintenance of this Plan is not a contract between the Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     10.3 All Participants' Rights Are Equal. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

     10.4 Options Granted Are Not Transferable. No Option granted a Participant under this Plan is transferable by the Participant and must be exercisable only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     10.5 Voting of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

     10.6 No Shareholder Rights. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires shares of Stock as provided in this Plan.

     10.7 Governmental Regulations. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

     10.8 Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

     10.9 Indemnification of Committee. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     10.10 Tax Withholding. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.


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

     The IRS recently issued guidance providing that it will not require the withholding or payment of FICA or FUTA taxes or withholding for Federal income taxes at the time a participant's Options are exercised or at the time a participant disposes of some or all of the Stock purchased under the Plan prior to January 1, 2003. The IRS stated that further guidance regarding withholding may be issued effective January 1, 2003 in which it may require the withholding and payment of FICA, FUTA, and Federal income taxes upon an exercise or disposition made on or after that date.

     10.11 Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

     10.12 Severability. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     10.13 Governing Law; Parties to Legal Actions. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.


                                       9